    As filed with the Securities and Exchange Commission on October 2, 1996

                                                REGISTRATION STATEMENT NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            -------------------------

                         VIRUS RESEARCH INSTITUTE, INC.
             (Exact name of Registrant as specified in its charter)

      DELAWARE                                       22-3098869
(State of incorporation)                (I.R.S. Employer Identification Number)

                                61 MOULTON STREET
                               CAMBRIDGE, MA 02138
                                 (617) 864-6232
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                         VIRUS RESEARCH INSTITUTE, INC.
                           1992 EQUITY INCENTIVE PLAN
                            (Full Title of the Plan)

                      ------------------------------------


                              J. BARRIE WARD, PH.D.
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                         VIRUS RESEARCH INSTITUTE, INC.
                                61 MOULTON STREET
                               CAMBRIDGE, MA 02138
                                 (617) 864-6232
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          ----------------------------

                                 With copies to:
                                PAUL W. LEE, P.C.
                           GOODWIN, PROCTER & HOAR LLP
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881
                                 (617) 570-1000

                          -----------------------------

                                                CALCULATION OF REGISTRATION FEE

=========================================================================================================================

 Title of Securities to be      Amount to be         Proposed Maximum            Proposed Maximum            Amount of
       Registered              Registered (1)       Offering Price Per       Aggregate Offering Price    Registration Fee
                                                          Share
-------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par          1,016,944              $  2.52(2)                 $2,562,698.88             $  883.69
value                              689,192              $7.9375(3)                 $5,470,461.50             $1,886.37

Total:                           1,706,136                    - -                  $8,033,160.38             $2,770.06
=========================================================================================================================


(1) Plus such additional number of shares as may be required pursuant to Virus Research Institute, Inc. 1992 Equity Incentive Plan in the event of a stock dividend, reverse stock split, split-up, recapitalization or other similar event or forfeited under the terms of the Plans.

(2) This estimate is made pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of determining the registration fee and is based upon the weighted average price at which outstanding options may be exercised.

(3) This estimate is based on the average of the high and low sales prices of the Common Stock as reported on the Nasdaq National Market on the close of business on September 30, 1996, pursuant to Rule 457(c) and (h) under the Securities Act, solely for purposes of determining the registration fee.

================================================================================

                                     PART I
             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUSES

Item 1.   Plan Information.*
          ----------------

Item 2.   Registrant Information and Employee Plan Annual Information.*
          -----------------------------------------------------------

* Information required by Part I to be contained in the Section 10(a) Prospectuses is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act") and the Introductory Note to Part I of Form S-8.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

          Virus Research Institute, Inc. (the "Company") hereby incorporates by reference the documents listed in (a) through (c) below, which have previously been filed with the Securities and Exchange Commission (the "SEC").

          (a) The Company's final prospectus, filed with the SEC on June 6, 1996 pursuant to Rule 424(b) of the Securities Act;

          (b) All other reports filed with the SEC since June 6, 1996 pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

          (c) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A, filed with the SEC on May 14, 1996, as amended, under Section 12 of the Exchange Act and any amendments or reports filed for the purpose of updating such description.

          In addition, all documents subsequently filed with the SEC by the Company pursuant to Sections 13(a) and 13(c), Section 14 and Section 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

          Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.   Description of Securities.
          -------------------------

          Not Applicable.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

          Not Applicable.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

          Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the "GCLD") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Under subsection
(a) the termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

          Subsection (b) of Section 145 of the GCLD empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been found to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          Subsection (d) of Section 145 of the GCLD permits indemnification under subsections (a) and (b) of Section 145 only if authorized in the specific case following a determination that the individual seeking indemnification has met the standard of conduct required by the applicable subsection. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or
(2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

          Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by
Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and that the corporation has the power to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

          The Amended and Restated By-laws of the Company (the "By-laws") provide that directors and officers of the Company shall be, and at the discretion of the Board of Directors non-officer employees may be, indemnified by the Company to the fullest extent authorized by GCLD, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with service for or on behalf of the Company and further permits the advancing of expenses incurred in defending claims. The By-laws of the Company also provide that the right of directors and officers to indemnification shall be a contract right and shall not be exclusive of any other right now possessed or hereafter acquired under any By-law, agreement, vote of stockholders or otherwise.

          Section 102(b)(7) of the GCLD provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCLD, or (iv) for any transaction from which the director derived an improper personal benefit.

          The Amended and Restated Certificate of Incorporation of the Company contains a provision that generally eliminates the personal liability of directors for monetary damages for breaches of their fiduciary duty, including breaches involving negligence or gross negligence in business combinations, unless the director has breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or a knowing a violation of law, paid a dividend or approved a stock repurchase in violation of the GCLD or obtained an improper personal benefit.

          The Company carries directors' and officers' liability insurance covering its directors and officers.


Item 7.   Exemption from Registration Claimed.
          -----------------------------------

          Not Applicable.

Item 8.   Exhibits.
          --------

          The following is a complete list of exhibits filed or incorporated by reference as part of this registration statement:

         +4.1   Amended and Restated Certificate of Incorporation of Virus Research Institute, Inc.
         +4.2   Amended and Restated By-Laws of Virus Research Institute, Inc.
        ++4.3   Virus Research Institute, Inc. 1992 Equity Incentive Plan, as amended and restated.
          5.1   Opinion of Goodwin, Procter & Hoar  LLP as to the legality of the securities being registered.
         23.1   Consent of Goodwin, Procter & Hoar  LLP (included in their opinion filed as Exhibit 5.1 hereto).
         23.2   Consent of Richard A. Eisner & Company, LLP, Independent Accountants.
         24.1   Power of Attorney (included on the signature page of this registration statement).


---------------
+ Incorporated by reference to the relevant exhibit to Virus Research Institute, Inc.'s Form 10-Q for the quarter ended June 30, 1996 as filed with the SEC on August 8, 1996.
++ Incorporated by reference to the relevant exhibit to Virus Research Institute, Inc.'s Registration Statement on Form S-1 (File No. 333-3378) as filed with the SEC on June 6, 1996.


Item 9.   Undertakings.
          ------------

          (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                    (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the undersigned registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 30th day of September, 1996.

                                      VIRUS RESEARCH INSTITUTE, INC.



                                      By: /s/ J. Barrie Ward, Ph.D.
                                         ----------------------------------
                                         J. Barrie Ward, Ph.D., Chief Executive
                                         Officer and Chairman of the Board



                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Virus Research Institute, Inc. hereby severally constitute J. Barrie Ward, Ph.D. and William A. Packer, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and conforming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


     SIGNATURE                                        CAPACITY                                  DATE
     ---------                                        --------                                  ----

/s/ J. Barrie Ward, Ph.D.               Chief Executive Officer and Chairman              September 30, 1996
----------------------------------      of the Board (principal executive officer)
J. Barrie Ward, Ph.D.


/s/ William A. Packer                   President, Chief Financial Officer and            September 30, 1996
----------------------------------      Director (principal financial officer)
William A. Packer


/s/ David H. Ramsdell                   Vice President-Finance                            September 30, 1996
----------------------------------      (principal accounting officer)
David H. Ramsdell


/s/ Costas E. Anagnostopoulos           Director                                          September 30, 1996
----------------------------------
Costas E. Anagnostopoulos

/s/ John W. Littlechild                 Director                                          September 30, 1996
----------------------------------
John W. Littlechild


/s/ Alan M. Mendelson                   Director                                          September 30, 1996
----------------------------------
Alan M. Mendelson


/s/ F.W. Kyle                           Director                                          September 30, 1996
----------------------------------
F.W. Kyle


                                        EXHIBIT INDEX

 Exhibit No.                                     Description                                 Page
 -----------                                     -----------                                 ----

     +4.1     Amended and Restated Certificate of Incorporation of Virus Research
              Institute, Inc.

     +4.2     Amended and Restated By-Laws of Virus Research Institute, Inc.

    ++4.3     Virus Research Institute, Inc. 1992 Equity Incentive Plan, as amended and restated

      5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.

     23.1 Consent of Goodwin, Procter & Hoar LLP (included in their opinion filed as Exhibit 5.1 hereto).

     23.2     Consent of Richard A. Eisner & Company, LLP, Independent Accountants.

     24.1     Power of Attorney (included on the signature page of this registration statement).

----------------

+ Incorporated by reference to the relevant exhibit to Virus Research Institute, Inc.'s Form 10-Q for the quarter ended June 30, 1996 as filed with the SEC on August 8, 1996.
++ Incorporated by reference to the relevant exhibit to Virus Research Institute, Inc.'s Registration Statement on Form S-1 (File No. 333-3378) as filed with the SEC on June 6, 1996.
